                                                                       EXHIBIT 5

October 25, 1995

     Gannett Co., Inc.
     1100 Wilson Boulevard, 29th Floor
     Arlington, Virginia 22234

     Dear Sirs:

     Gannett Co., Inc. (the "Company") is filing on or about this date with the Securities and Exchange Commission a Registration Statement on Form S-3 (the "Registration Statement") in connection with the shelf registration under Rule 415 of $1,000,000,000 aggregate principal amount of debt securities ("Debt Securities") and warrants to purchase debt securities ("Warrants") to be issued by the Company. The Debt Securities, if issued, will be issued pursuant to an indenture dated as of March 1, 1983 between the Company and Citibank, N.A. as the trustee, as amended by a First Supplemental Indenture dated as of November 5, 1986, among the Company, Citibank, N.A. and Sovran Bank, N.A., as successor trustee, and a Second Supplemental Indenture dated as of June 1, 1995 among the Company, NationsBank, N.A. and Crestar Bank (together, the "Indenture"). Pursuant to the Second Supplemental Indenture, NationsBank, N.A. was replaced as trustee under the Indenture by Crestar Bank (the "Trustee"). The Warrants, if issued, will be issued pursuant to a Warrant Agreement in substantially the form filed as an exhibit to the Registration Statement.

     As counsel to the Company we have examined originals or copies certified, or otherwise identified to our satisfaction, of such documents, corporate records and instruments as we have deemed necessary or advisable for the purpose of this opinion. Based upon the foregoing, we are of the opinion that when the Securities and Exchange Commission shall have entered appropriate orders declaring effective the Registration Statement and any amendments thereto, and the Debt Securities and/or Warrants have been duly authorized and duly executed by the Company and, if appropriate, authenticated as provided in the Indenture or the Warrant Agreement and when duly paid for and delivered pursuant to a sale in the manner described in the Registration Statement, including the Prospectus forming a part thereof and any Prospectus Supplement relating thereto, the Debt Securities and/or Warrants will be valid and binding obligations of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name under the caption "Legal Opinions" in the Prospectus included in the Registration Statement.

                                        Very truly yours,

                                        /s/  Nixon, Hargrave, Devans & Doyle LLP